Exhibit 99.1

Cohu Reports Third Quarter 2017 Results

●	Sales up 35% year-over-year to $93.7 million

●	GAAP gross margin of 39.4%; non-GAAP gross margin of 40.9%

●	GAAP income per share of $0.30; non-GAAP EPS of $0.43

●	Cash and investments increased $24 million to $138.3 million

POWAY, Calif., November 2, 2017 -- Cohu, Inc. (NASDAQ: COHU), a leading supplier of semiconductor equipment, today reported fiscal 2017 third quarter net sales of $93.7 million and GAAP income of $8.8 million or $0.30 per share. Net sales for the first nine months of 2017 were $268.6 million and GAAP income was $26.2 million or $0.92 per share.

Cohu also reported non-GAAP results, with third quarter 2017 income of $12.6 million or $0.43 per share and income of $36.3 million or $1.27 per share for the first nine months of 2017. (1)

GAAP Results (1)
(in millions, except per share amounts)	Q3 FY 2017	Q2 FY 2017	Q3 FY 2016 (2)	9 Months 2017	9 Months 2016 (2)

Net sales	$93.7	$93.9	$69.3	$268.6	$211.4
Income	$8.8	$10.7	$0.1	$26.2	$1.0
Income per share	$0.30	$0.37	$0.01	$0.92	$0.03

Non-GAAP Results (1)
(in millions, except per share amounts)	Q3 FY 2017	Q2 FY 2017	Q3 FY 2016 (2) (3)	9 Months 2017	9 Months 2016 (2) (3)

Income	$12.6	$13.8	$4.3	$36.3	$12.1
Income per share	$0.43	$0.48	$0.16	$1.27	$0.44

(1)	All amounts presented are from continuing operations.

(2)

In the fourth quarter of 2016 the Company adopted ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, (ASU 2016-09). As a result of the adoption of ASU 2016-09 certain quarter and year-to-date amounts ended September 24, 2016 have been restated as if the new accounting guidance was adopted starting with the first day of our 2016 fiscal year. The impact of these restatements was not significant.

(3)

Non-GAAP results for the third quarter and first nine months of 2016 were revised in the current period to exclude the impact of other acquisition costs incurred in connection with the acquisition of Kita Manufacturing Ltd. (“Kita”) on January 4, 2017.

Total cash and investments at the end of the third quarter were $138.3 million.

Luis Müller, President and Chief Executive Officer of Cohu stated, “Results were toward the higher end of our guidance due to stronger recurring sales, particularly in the computing market, and increasing demand for our test contactors and spring probes. We continue to drive share gains for new and existing products in support of our mid-term operating goals. We received repeat orders for a new configuration of the Eclipse handler for factory automation and ramped shipments of gravity handlers for automotive and industrial applications. We made solid progress on our newest products, including a recent new customer order for the PANTHER platform and the initial customer acceptance of our new system-level test platform.”

Müller concluded, “Momentum is strong in the first month of the fourth quarter, and we expect orders to exceed the previous record set in the second quarter of 2017, confirming our strong market position and the robust business environment entering 2018.”

Cohu expects fourth quarter 2017 sales to be approximately $84 million. Cohu's Board of Directors approved a quarterly cash dividend of $0.06 per share payable on January 2, 2018 to shareholders of record on November 17, 2017.

Use of Non-GAAP Financial Information:

Included within this press release are non-GAAP financial measures, including non-GAAP gross margin, Income and Income per share, that supplement the Company's Condensed Consolidated Statements of Income prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company's actual results prepared under GAAP to exclude charges and the related income tax effect for share-based compensation, the amortization of acquired intangible assets, manufacturing transition costs, employee severance costs, acquisition related costs, fair value adjustment to contingent consideration and purchase accounting inventory step-up included in cost of goods sold. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Income.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate Cohu’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:

Certain matters discussed in this release, including statements regarding increasing demand for our test contactors (including cDragon) and spring probes, share gains for new and existing products, progress on new products, sales progress on PANTHER and Eclipse, fourth quarter order momentum and expectations, market position and growth, the business environment entering 2018, and Cohu’s fourth quarter 2017 sales forecast and guidance are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected or forecasted. Such risks and uncertainties include, but are not limited to, risks associated with acquisitions; inventory, goodwill and other asset write-downs; our ability to convert new products into production on a timely basis and to support product development and meet customer delivery and acceptance requirements for new products; our reliance on third-party contract manufacturers and suppliers; failure to obtain customer acceptance resulting in the inability to recognize revenue and accounts receivable collection problems; revenue recognition impacts due to ASC 606; market demand and adoption of our new products; customer orders may be canceled or delayed; the concentration of our revenues from a limited number of customers; intense competition in the semiconductor equipment industry; our reliance on patents and intellectual property; compliance with U.S. export regulations; geopolitical issues; ERP system implementation issues; the seasonal, volatile and unpredictable nature of capital expenditures by semiconductor manufacturers; and rapid technological change. These and other risks and uncertainties are discussed more fully in Cohu's filings with the Securities and Exchange Commission, including the most recently filed Form 10-K and Form 10-Q. The forward-looking statements included in this release are not assurances, and speak only as of the date of this release, and Cohu does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

About Cohu:

Cohu is a leading supplier of semiconductor test and inspection handlers, micro-electro mechanical system (MEMS) test modules, test contactors and thermal sub-systems used by global semiconductor manufacturers and test subcontractors.

Cohu will be conducting their conference call on Thursday, November 2, 2017 at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time. The call will be webcast at www.cohu.com. Replays of the call can be accessed at www.cohu.com.

For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com.

Contact: Jeffrey D. Jones - Investor Relations (858) 848-8106

COHU, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended (1)		Nine Months Ended (1)
	September 30,	September 24,	September 30,	September 24,
	2017	2016	2017	2016
Net sales	$93,651	$69,259	$268,614	$211,390
Cost and expenses:
Cost of sales	56,742	45,979	162,319	142,089
Research and development	9,609	8,673	28,851	24,698
Selling, general and administrative	16,882	13,701	47,362	41,990
	83,233	68,353	238,532	208,777
Income from operations	10,418	906	30,082	2,613
Interest and other, net	174	71	417	173
Income from continuing operations before taxes	10,592	977	30,499	2,786
Income tax provision	1,837	849	4,273	1,832
Income from continuing operations	8,755	128	26,226	954

Discontinued operations:
Income (loss) from discontinued operations before taxes (2)	-	51	(278)	(4)
Income tax provision	-	-	-	-
Income (loss) from discontinued operations	-	51	(278)	(4)
Net income	$8,755	$179	$25,948	$950

Income (loss) per share:
Basic:
Income from continuing operations	$0.31	$0.01	$0.95	$0.04
Income (loss) from discontinued operations	-	0.00	(0.01)	0.00
	$0.31	$0.01	$0.94	$0.04

Diluted:
Income from continuing operations	$0.30	$0.01	$0.92	$0.03
Income (loss) from discontinued operations	-	0.00	(0.01)	0.00
	$0.30	$0.01	$0.91	$0.03

Weighted average shares used in computing income (loss) per share: (3)
Basic	28,155	26,761	27,614	26,596
Diluted	29,105	27,367	28,640	27,382

(1)

The three- and nine-month periods ended September 30, 2017 were comprised of 14 weeks and 39 weeks, respectively. The three- and nine-month periods ended September 24, 2016 were comprised of 13 weeks and 39 weeks, respectively.

(2)	All amounts presented result from an adjustment to the fair value of a contingent consideration receivable recorded in conjunction with the sale of BMS in 2015.

(3)

The Company has utilized the "control number" concept in the computation of diluted earnings per share to determine whether a potential common stock instrument is dilutive. The control number used is income from continuing operations. The control number concept requires that the same number of potentially dilutive securities applied in computing diluted earnings per share from continuing operations be applied to all other categories of income or loss, regardless of their anti-dilutive effect on such categories.

COHU, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands) (Unaudited)

	September 30,	December 31,
	2017	2016
Assets:
Current assets:
Cash and investments	$138,324	$128,035
Accounts receivable	76,548	63,019
Inventories	56,411	45,502
Other current assets	8,288	8,593
Total current assets	279,571	245,149
Property, plant & equipment, net	34,263	18,234
Goodwill	65,483	58,849
Intangible assets, net	17,766	17,835
Other assets	7,381	5,445
Total assets	$404,464	$345,512

Liabilities & Stockholders’ Equity:
Current liabilities:
Deferred profit	$6,721	$6,886
Other current liabilities	70,441	61,803
Total current liabilities	77,162	68,689
Other noncurrent liabilities	48,505	41,354
Stockholders’ equity	278,797	235,469
Total liabilities & stockholders’ equity	$404,464	$345,512

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	September 30,	June 24,	September 24,
	2017	2017	2016
Income from operations - GAAP basis (a)	$10,418	$11,644	$906

Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of goods sold	123	121	101
Research and development	278	262	327
Selling, general and administrative (SG&A)	1,459	1,376	1,330
	1,860	1,759	1,758
Amortization of intangible assets included in (c):
Cost of goods sold	677	570	1,355
SG&A	403	404	450
	1,080	974	1,805

Manufacturing transition and severance costs included in SG&A (d)	7	341	586
Adjustment to contingent consideration included in SG&A (e)	668	-	-
Acquisition costs included in SG&A (f)	85	56	473
Inventory step-up included in cost of goods sold (g)	592	465	-
Income from operations - non-GAAP basis (h)	$14,710	$15,239	$5,528
Income from continuing operations - GAAP basis	$8,755	10,708	$128
Non-GAAP adjustments (as scheduled above)	4,292	3,595	4,622
Tax effect of non-GAAP adjustments (i)	(452)	(488)	$(463)
Income from continuing operations - non-GAAP basis	$12,595	$13,815	$4,287
GAAP income from continuing operations per share - diluted	$0.30	0.37	$0.01
Non-GAAP income from continuing operations per share - diluted (j)	$0.43	0.48	$0.16

Gross Profit Reconciliation
Gross profit - GAAP basis	$36,909	$37,130	$23,280
Non-GAAP adjustments to cost of sales (as scheduled above)	1,392	1,156	1,456
Gross profit - Non-GAAP basis	$38,301	$38,286	$24,736
Non-GAAP gross profit as a percentage of net sales	40.9%	40.8%	35.7%

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company's operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Manufacturing transition costs relate principally to employee severance expenses incurred as a result of moving certain manufacturing activities to Asia as part of our cost reduction efforts and employee severance are costs incurred in conjunction with the termination of certain employees to streamline our operations and reduce costs.  Management has excluded these costs primarily because they are not reflective of the ongoing operating results and they are not used to assess ongoing operational performance. Acquisition costs, fair value adjustment to contingent consideration and inventory step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	11.1%, 12.4% and 1.3% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate manufacturing transition and employee severance costs.
(e)	To eliminate fair value adjustment to contingent consideration related to the acquisition of Kita.
(f)	To eliminate professional fees and other direct incremental expenses incurred related to the acquisition of Kita.
(g)	To eliminate the inventory step-up costs incurred related to the acquisition of Kita.
(h)	15.7%, 16.2% and 8.0% of net sales, respectively.
(i)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(j)	All periods presented were computed using the number of GAAP diluted shares outstanding.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Nine Months Ended
	September 30,	September 24,
	2017	2016
Income from operations - GAAP basis (a)	$30,082	$2,613

Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of goods sold	327	309
Research and development	856	955
Selling, general and administrative (SG&A)	4,153	4,027
	5,336	5,291
Amortization of intangible assets included in (c):
Cost of goods sold	2,015	4,032
SG&A	1,149	1,332
	3,164	5,364

Manufacturing transition and severance costs included in (d):
Cost of goods sold	-	75
SG&A	452	927
	452	1,002

Adjustment to contingent consideration included in SG&A (e)	668	-
Acquisition costs included in SG&A (f)	328	881
Inventory step-up included in cost of goods sold (g)	1,404	-
Income from operations - non-GAAP basis (h)	$41,434	$15,151
Income from continuing operations - GAAP basis	$26,226	$954
Non-GAAP adjustments (as scheduled above)	11,352	12,538
Tax effect of non-GAAP adjustments (i)	(1,316)	(1,377)
Income from continuing operations - non-GAAP basis	$36,262	$12,115
GAAP income per share - diluted	$0.92	$0.03
Non-GAAP income per share - diluted (j)	$1.27	$0.44

Gross Profit Reconciliation
Gross profit - GAAP basis	$106,295	$69,301
Non-GAAP adjustments to cost of sales (as scheduled above)	3,746	4,416
Gross profit - Non-GAAP basis	$110,041	$73,717
Non-GAAP gross profit as a percentage of net sales	41.0%	34.9%

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company's operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Manufacturing transition costs relate principally to employee severance expenses incurred as a result of moving certain manufacturing activities to Asia as part of our cost reduction efforts and employee severance are costs incurred in conjunction with the termination of certain employees to streamline our operations and reduce costs. Management has excluded these costs primarily because they are not reflective of the ongoing operating results and they are not used to assess ongoing operational performance. Acquisition costs, fair value adjustment to contingent consideration and inventory step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	11.2% and 1.2% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate manufacturing transition and employee severance costs.
(e)	To eliminate fair value adjustment to contingent consideration related to the acquisition of Kita.
(f)	To eliminate professional fees and other direct incremental expenses incurred related to the acquisition of Kita.
(g)	To eliminate the inventory step-up costs incurred related to the acquisition of Kita.
(h)	15.4% and 7.2% of net sales, respectively.
(i)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(j)	All periods presented were computed using the number of GAAP diluted shares outstanding.